                 POLISH TELEPHONES AND MICROWAVE CORPORATION
                       EARNINGS PER SHARE CALCULATION
                     THREE MONTHS ENDED MARCH 31, 1996



Treasury stock method - weighted average price      3.28
Period beginning date                             1/1/96
Last day in period                               3/31/96
Number of days in period                              91


                                                                    WEIGHTED
                             TOTAL                        NO. OF    AVERAGE
       DESCRIPTION           SHARES      FROM      TO       DAYS     SHARES
       -----------           ------      -----     --     ------    --------
Common Stock:
  Balance at 12/31/95      1,890,442     1/1/96   3/31/96    91     1,890,442

Retroactive treatment
  Options granted
   Shares                    128,394
   x option price               0.80
   / average market price       3.28
                           ---------
   Treasury shares            31,316
                           ---------
   Equivalent shares          97,078     1/1/96   3/31/96    91        97,078
                           ---------

   Shares                     31,164
   x option price               6.42
   / average market price       3.28
                           ---------
   Treasury shares                 0
                           ---------
                                   0
                           ---------

   Shares                     58,000
   x option price               2.25
   / average market price       3.28
                           ---------
   Treasury shares            39,787
                           ---------
   Equivalent shares          18,213     1/1/96   3/31/96    91        18,213
                           ---------

   Shares                     10,000
   x option price               3.06
   / average market price       3.28
                           ---------
   Treasury shares             9,329
                           ---------
   Equivalent shares             671     1/1/96   3/31/96    91           671
                           ---------

   Shares                     20,000
   x option price               1.75
   / average market price       3.28
                           ---------
   Treasury shares            10,671
                           ---------
   Equivalent shares           9,329     1/1/96   3/31/96    91         9,329
                           ---------

   Shares                     10,000
   x option price               4.25
   / average market price       3.28
                           ---------
   Treasury shares                 0
                           ---------
   Equivalent shares               0
                           ---------

Earnings per share calculation
Quarter ended March 31, 1996 (Cont.)


Warrants outstanding
  Shares                     525,000
  x option price                8.00
  / average market price        3.28
                           ---------
  Treasury shares                  0
                           ---------
  Equivalent shares                0
                           ---------

Shares                       150,000
  x option price                2.94
  / average market price        3.28
                           ---------
  Treasury shares            134,337
                           ---------
  Equivalent shares           15,663     1/1/96   3/31/96    91        15,663
                           ---------                                ---------
Total average shares and equivalent shares outstanding              2,031,397
                                                                    ---------
                                                                    ---------

  Net loss for the period                                            (181,108)
                                                                    ---------
                                                                    ---------

  Net loss per average share outstanding                                (0.09)
                                                                    ---------
                                                                    ---------

                 POLISH TELEPHONES AND MICROWAVE CORPORATION
                       EARNINGS PER SHARE CALCULATION
                     THREE MONTHS ENDED MARCH 31, 1995



Treasury stock method - weighted average price      3.36
Period beginning date                             1/1/95
Last day in period                               3/31/95
Number of days in period                              90


                                                                    WEIGHTED
                             TOTAL                        NO. OF    AVERAGE
       DESCRIPTION           SHARES      FROM      TO       DAYS     SHARES
       -----------           ------      -----     --     ------    --------
Common Stock:
  Balance at 12/31/94        1,890,442   1/1/95   3/31/95    90     1,890,442

Retroactive treatment
  Options granted
   Shares                      128,394
   x option price                 0.80
   / average market price         3.36
                             ---------
   Treasury shares              30,570
                             ---------
   Equivalent shares            97,824   1/1/95   3/31/95    90        97,824
                             ---------

   Shares                       31,164
   x option price                 6.42
   / average market price         3.36
                             ---------
   Treasury shares                   0
                             ---------
                                     0
                             ---------

Warrants outstanding
  Shares                       525,000
  x option price                  8.00
  / average market price          3.36
                             ---------
  Treasury shares                    0
                             ---------
  Equivalent shares                  0
                             ---------

Total average shares and equivalent shares outstanding              1,988,266
                                                                    ---------
                                                                    ---------

  Net loss for the period                                            (141,922)
                                                                    ---------
                                                                    ---------

  Net loss per average share outstanding                                (0.07)
                                                                    ---------
                                                                    ---------